ASSET PURCHASE AGREEMENT

                               as of June 28, 2002

                                     between


          Dumex Medical Inc., Dumex Medical Surgical Products Limited,
                  1013172 Ontario Limited and Dumex Quebec Inc.


                                     - and -

                               4087755 Canada Inc.


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ARTICLE 1             INTERPRETATION...........................................2
           1.1        Definitions..............................................2
           1.2        Statutes.................................................8
           1.3        Headings.................................................8
           1.4        Reference................................................8
           1.5        Number and Gender........................................8
           1.6        Entire Agreement.........................................8
           1.7        Amendment................................................8
           1.8        Waiver of Rights.........................................9
           1.9        Schedules................................................9
           1.10       Applicable Law...........................................9
           1.11       Currency.................................................9
           1.12       Third Party Beneficiaries................................9
           1.13       Appeal of Order..........................................9


ARTICLE 2             PURCHASE AND SALE.......................................10
           2.1        Purchase and Sale of Purchased Assets...................10
           2.2        Purchase Price..........................................11
           2.3        Deposits................................................11
           2.4        Payment of Purchase Price...............................12
           2.5        Taxes...................................................13
           2.6        Assumption of Liabilities...............................14
           2.7        Offer of Employment.....................................14
           2.8        Place of Closing........................................14
           2.9        Seller's Actions at Closing.............................14
           2.10       Buyer's Actions at Closing..............................15
           2.11       Adoption by Receiver....................................15


ARTICLE 3             REPRESENTATIONS AND WARRANTIES..........................16
           3.1        Representations and Warranties of the Seller............16
           3.2        Representations and Warranties of the Buyer.............17
           3.3        Interpretation..........................................18
           3.4        Commission..............................................18
           3.5        Survival of Representations and Warranties..............18

ARTICLE 4             CONDITIONS PRECEDENT....................................18
           4.1        Conditions of Closing...................................18
           4.2        Conditions of Closing for Buyer.........................19
           4.3        Conditions of Closing for Seller........................21
           4.4        Waiver..................................................21

ARTICLE 5             Covenants...............................................21
           5.1        Break-Up Fee............................................21
           5.2        No-Shop.................................................22

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           5.3        Change of Name..........................................22
           5.4        Post-Closing............................................22


ARTICLE 6             GENERAL.................................................22
           6.1        Expenses................................................22
           6.2        Time....................................................22
           6.3        Notices.................................................23
           6.4        Public Announcements....................................24
           6.5        Assignment..............................................24
           6.6        Further Assurances......................................24
           6.7        Remedies Cumulative.....................................24
           6.8        Counterparts............................................25
           6.9        Facsimile Execution.....................................25


ARTICLE 7             Termination and expenses................................25
           7.1        Termination of Agreement by the Buyer...................25
           7.2        Termination of Agreement by the Seller..................25
           7.3        Effect of Termination...................................25


                                    SCHEDULES


Schedule b                 Receiver's Certificate
Schedule c                 leased premises
Schedule D                 Permitted Encumbrances
Schedule E                 Accounts Receivable
Schedule F                 Prepaid Expenses
Schedule g                 Inventory
Schedule h                 Fixed Assets AND EQUIPMENT
SCHEDULE i                 CONTRACTS AND EQUIPMENT leases
schedule J                 subsidiary assets

                            ASSET PURCHASE AGREEMENT

                    THIS AGREEMENT is made as of the 28th day of June, 2002
BETWEEN:

                    Dumex Medical Inc., a corporation incorporated under the laws of Canada, Dumex Medical Surgical Products Limited, a corporation incorporated under the laws of Canada, 1013172 Ontario Limited, a corporation incorporated under the laws of Ontario, and Dumex Quebec Inc., a corporation incorporated under the laws of Canada

                    (collectively, the "Dumex Entities")

                                                               OF THE FIRST PART

                                     - and -

                    4087755 Canada Inc., a corporation incorporated under the laws of Canada

                    (the "Buyer")

                                                              OF THE SECOND PART



RECITALS:

     1. The Buyer wishes to purchase all of the right, title and interest, if any, of the Dumex Entities in and to the Purchased Assets (as hereinafter defined), subject to the terms and conditions of this Agreement.

     2. In furtherance of the Transaction (as hereinafter defined), A. Farber & Partners Inc., or such Person as is otherwise agreed upon by the Parties, shall be appointed as interim receiver (the "Interim Receiver") of the property, assets and undertaking of the Dumex Entities pursuant to the provisions of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended, for the purpose of adopting this Agreement and completing the Transaction as Seller.

     3. Pursuant to the Approval and Vesting Order (as hereinafter defined), the Interim Receiver shall be authorized and directed to adopt this Agreement and to complete the Transaction contemplated by this Agreement and all right, title and interest of the Seller in and to the Purchased Assets shall be vested in the Buyer at Closing, free and clear of any Encumbrances (as hereinafter defined) save and except for the Permitted Encumbrances (as hereinafter defined) and Priority Claims (as hereinafter defined).

IN CONSIDERATION of the premises and the mutual agreements contained in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  Definitions

     In this Agreement,

     "Adoption Agreement" has the meaning given thereto in Section 2.11;

     "Agreement" means this Asset Purchase Agreement and all attached schedules, in each case as the same may be supplemented, amended, restated or replaced from time to time;

     "Appeal Proceedings" means any proceeding occurring after the Court has issued the Approval and Vesting Order capable of resulting in the appeal, amendment, nullification, quashing or revocation of the Approval and Vesting Order;

     "Applicable Law" means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), Order, or any consent, exemption, approval or License of any Governmental Authority, that applies in whole or in part to the Transaction, the Seller, the Buyer, any of the Dumex Entities, the Business, the way the Business is carried on or to any of the Purchased Assets;

     "Appointment Order" means the order of the Court appointing A. Farber & Partners Inc., or such Person as is otherwise agreed upon by the Parties, as Interim Receiver of all of the assets, property and undertaking of the Dumex Entities, including the Purchased Assets pursuant to section 47.1 of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended;

     "Approval and Vesting Order" means an order of the Court in the proceedings in which the Interim Receiver shall be appointed as interim receiver of the assets, property and undertaking of the Dumex Entities, on terms acceptable to the Buyer and the Seller acting reasonably, approving this Agreement and the completion of the Transaction and vesting in the Buyer as of Closing all right, title and interest of the Seller in and to the Purchased Assets free and clear of any Encumbrances save and except for the Permitted Encumbrances and Priority Claims, and approving and authorizing the payment and/or assumption of indebtedness referred to in Section 2.4;

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     "Assumed Liabilities" means the obligations owed by any of the Dumex
     Entities specifically agreed to be assumed by the Buyer in its sole discretion on or before the Closing Date;

     "Bank" means Laurentian Bank of Canada;

     "Business" means the business carried on by the Dumex Entities;

     "Business Day" means a day other than a Saturday or Sunday, on which chartered banks are open for the transaction of domestic business in Toronto, Ontario;

     "Buyer" has the meaning given thereto in the introduction to this Agreement;

     "Closing" means the completion of the sale to and purchase by the Buyer of the Purchased Assets and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with the purchase and sale of the Purchased Assets;

     "Closing Date" means the earlier of: (i) the date that is two Business Days following the date upon which the Court has issued the Approval and Vesting Order and the same is final and no longer subject to Appeal Proceedings;
     (ii) the first Business Day following the thirty-first day after the granting of the Approval and Vesting Order; or (iii) such other Business Day as the Parties agree in writing as the date that the Closing shall take place;

     "Closing Document" means any document delivered at or subsequent to the Closing Time as provided in or pursuant to this Agreement;

     "Closing Time" means 2 o'clock p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Parties agree in writing that the Closing shall take place;

     "Court" means the Ontario Superior Court of Justice (Commercial List);

     "Delayed Closing Date" has the meaning given thereto in Section 1.13;

     "Deposits" has the meaning given thereto in Section 2.3;

     "Derma" means Derma Sciences, Inc., a Pennsylvania corporation and the registered and beneficial owner of all the issued and outstanding shares of the Buyer;

     "Due Diligence Period" means from June 20, 2002 to 9 a.m. (Toronto time) on July 9, 2002;

     "Dumex" means Dumex Medical Inc.;

     "Dumex Entities" has the meaning given thereto in the introduction to this Agreement;

     "Encumbrances" means with respect to the Purchased Assets the estates, titles, rights, benefits, interests, claims, liens, hypothecs, security interests, trusts or deemed trusts, whether statutory or otherwise, assignments, executions, judgments, rights of distress, legal, equitable or contractual set-offs, options, adverse claims, levies, agreements, taxes, disputes, debts, charges, mortgages, encumbrances or any other rights or claims howsoever arising, whether contractual, statutory, by operation of law or otherwise, or whether or not they have attached or been perfected, registered or filed, whether secured or unsecured or otherwise, by or of all Persons, including, any right, title interest of the Bank;

     "First Deposit" has the meaning given thereto in Section 2.3;

     "Governmental Authority" means any domestic or foreign government whether federal, provincial, state, local or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever;

     "Guarantor" means William Goodwin;

     "Including" means including without limitation and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

     "Interim Receiver" has the meaning given thereto in Recital 2;

     "Interim Receiver's Certificate" means a certificate executed by the Interim Receiver and delivered to the Buyer pursuant to subsection 2.9(a) in the form set forth in Schedule B;

     "Leased Premises" means the premises leased by any of the Dumex Entities listed in Schedule C;

     "License" means any license, permit, approval, right, privilege, concession or franchise issued, granted, conferred or otherwise created by a Governmental Authority;

     "Offer of Finance" means the operative agreement with respect to the revolving credit facility and term loan to be entered into by and between the Bank, the Guarantor, Derma and the Buyer on July 8, 2002 (unless otherwise agreed to be extended) on the terms and conditions and in such form as is agreed to by the Bank, the Buyer, Derma and the Guarantor, the effectiveness of which shall be conditioned upon the Closing;

     "Operations Agreement" means the operative agreement with respect to conduct of the Business to be entered into by and between the Bank, Derma, the Guarantor and the Dumex Entities on July 8, 2002 (unless otherwise agreed to be extended) on the terms and conditions and in such form as is agreed to by the Bank, Derma, the Guarantor and Dumex Entities;

     "Order" means any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority or other Person;

     "Parties" means the Buyer and the Seller collectively, and "Party" means any one of them;

     "Permitted Encumbrances" means the Encumbrances with respect to the Purchased Assets specifically listed in Schedule D to be provided at Closing;

     "Person" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization or other business entity, and any Governmental Authority or any other entity recognized by law;

     "Priority Claims" means any estates, titles, rights, benefits, interests, claims, liens, hypothecs, security interests, mortgages, charges, trusts or deemed trusts, whether statutory or otherwise, assignments, executions, judgments, rights of distress, legal, equitable or contractual set-offs, options, adverse claims, levies, agreements, taxes, disputes, debts, encumbrances or any other rights or claims against or to any of the Purchased Assets, howsoever arising, whether contractual, statutory, by operation of law or otherwise and whether they have attached or been perfected, registered or filed, which ranks pari passu with or in priority to those of the Bank;

     "Purchased Assets" means the following assets of the Business carried on by the Dumex Entities on the Closing Date:

     (i) "Accounts Receivable" means all those accounts receivable due, owing or accruing due to any of the Dumex Entities (and specifically including any and all deposits received from customers of the Business and amounts due from affiliates of the Dumex Entities) in connection with the Business as at the Closing Date including those accounts receivables specifically listed in Schedule E;

     (ii) "Prepaid Expenses" means any of the Dumex Entities' rights in respect of prepayments made for expenses and purchases, in connection with the Business, exclusive of income or other taxes which are personal to the Dumex Entities or not incurred in connection with the Business, including those Prepaid Expenses specifically listed in Schedule F;

     (iii) "Inventory" means all inventories wherever situated, of raw materials, work-in-progress, finished goods, goods in transit, operating supplies and packaging materials of or relating to the Business (including consignment inventory), including the inventory reflected on the Balance Sheet of

          Dumex as of May 30, 2002 and the inventory specifically listed in Schedule G;

     (iv) "Fixed Assets and Equipment" means all the fixed assets, machinery, equipment, computers, hardware and software, fixtures, furniture, furnishings, vehicles, boilers, material handling equipment, parts, tools, jigs, discs, molds, patterns and tooling owned by any of the Dumex Entities and used in the Business and other tangible property (other than Inventory) owned by any of the Dumex Entities and used in the Business on the Closing Date, including any of the rights of the Dumex Entities in, to or with respect to the Fixed Assets and Equipment specifically listed in Schedule H;

     (v) "Contracts" and "Equipment Leases" means all right, title and interest of any of the Dumex Entities in and to and benefits under the contracts and the equipment leases listed in Schedule J, under all service contracts relating to any equipment leases or any equipment or other assets covered thereby and under any leases for real property or of motor vehicles listed in Schedule I and all options to purchase thereunder;

     (vi) "Warranty Rights" means the full benefit of all warranties and warranty rights (implied, express or otherwise) against manufacturers or sellers which apply to any of the Purchased Assets, including all warranty claims outstanding at the Closing Date;

     (vii) "Leases" means the existing leases with respect to the Leased Premises including all Seller's benefits under such leases and with respect to all leasehold improvements and fixtures located on, in or about each of the Leased Premises and all appurtenances thereto except to the extent that new leases therefor are negotiated by Buyer, as determined by Buyer prior to the Closing Date;

     (viii) "Patents" means all patents and applications for patents, all reissues, divisions, continuations and extensions thereof, and all licenses and other rights relating to patents, inventions and discoveries owned or held by any of the Dumex Entities and any of their rights in, to or with respect to same;

     (ix) "Trade Marks" and "Copyrights" means all trade-marks, trade names and related registrations of any of the Dumex Entities; all designs, logos, graphics, commercial symbols and rights for all intellectual property of any of the Dumex Entities; all copyrights, copyright registrations and applications therefor; and all renewals, modifications and extensions of any of the aforesaid rights, and all licenses and other rights relating thereto and any rights of the Dumex Entities in, to or with respect to same;

     (x) "Technology" means all Technical Information of any of the Dumex Entities and all computer software licenses and agreements to which any of the Dumex Entities is a party, including all licenses, agreements and other contracts or commitments relating to any of the foregoing to which any of the Dumex Entities is a party, and in any case used in relation to the conduct of the Business;

     (xi) "Goodwill" means the goodwill of the Business and information and documents relevant thereto, including books, records, lists of customers and suppliers, credit information, and including the right of the Buyer to represent itself as carrying on the Business in succession to the Dumex Entities and all right, title and interest of any of the Dumex Entities in, to and in respect of all names used by any of the Dumex Entities in connection with the Business, including the name "Dumex Medical" and all styles and variations thereof and trade names related thereto;

     (xii) "Subsidiary Assets" means either the assets or the issued and outstanding shares of each of Dumex Medical Corp. and Dumex Medical Holding Corp., as determined by the Buyer prior to the Closing Date, and the issued and outstanding shares of Nantong Dumex Medical Products Company, including those assets and/or shares listed in Schedule J;

     (xiii) "Other Assets" means the Licenses and financial records of the Dumex Entities relating to the Business and all their respective right, interest and benefit, if any, thereunder and to and in the domain names, telephone numbers and facsimile numbers used by any of them in the conduct of the Business and all other properties, assets and undertakings of whatever nature or kind;

          provided, however, that the Buyer may elect, on or before the Closing Date, to exclude from the Purchased Assets any of the foregoing assets;

     "Purchase Price" means the purchase price to be paid by the Buyer to the Seller for the Purchased Assets as provided in Section 2.4;

     "RoyNat" means RoyNat Capital Inc.;

     "RoyNat Priority Loan" means the indebtedness of the Dumex Entities to RoyNat which is secured in priority to the security of the Bank as specifically set forth in Section 3.1 of the Priorities Agreement dated as of 30 April 2001 between the Bank, RoyNat, Business Development Bank of Canada and the Dumex Entities;

     "Second Deposit" has the meaning given thereto in Section 2.3;

     "Seller" means the Dumex Entities, and upon its appointment pursuant to the Appointment Order, the Interim Receiver;

     "Technical Information" means all right, title and interest in and to all know-how of any of the Dumex Entities including:

     (a) all information of a scientific, technical or business nature whether in oral, written, graphic, machine readable, electronic or physical form; and

     (b) all patterns, plans, designs, design rights, art, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, computer software and related manuals, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, data, records and procedures;

     "Termination Event" has the meaning given thereto in Section 2.3;

     "Third Deposit" has the meaning given thereto in Section 2.3;

     "Transaction" means the purchase and sale of the Purchased Assets and other transactions contemplated by this Agreement;

     "Transaction Costs" has the meaning given thereto in Section 2.4; and

     "Transfer Taxes" has the meaning given thereto in subsection 2.5(b).

1.2  Statutes

     Unless specified otherwise, reference in this Agreement to a statute refers to that statute as it may be amended, or to any restated or successor legislation of comparable effect.

1.3  Headings

     The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4  References

     References to a specified article, section, subsection or schedule shall be construed as references to that specified article, section, subsection or schedule to this Agreement unless the context otherwise requires.

1.5  Number and Gender

     In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.6  Entire Agreement

     This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties.

1.7  Amendment

     This Agreement may be amended, modified or supplemented only by a written agreement signed by each Party.

1.8  Waiver of Rights

     Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.9  Schedules

     The following Schedules form part of this Agreement:

                 Schedule B                   Interim Receiver's Certificate
                 Schedule C                   Leased Premises
                 Schedule D                   Permitted Encumbrances
                 Schedule E                   Accounts Receivable
                 Schedule F                   Prepaid Expenses
                 Schedule G                   Inventory
                 Schedule H                   Fixed Assets and Equipment
                 Schedule I                   Contracts and Equipment Leases
                 Schedule J                   Subsidiary Assets

1.10 Applicable Law

     This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in Ontario (excluding any conflict of laws rule or principle which might refer such interpretation to the laws of another jurisdiction). Each Party irrevocably submits to the exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

1.11 Currency

     Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to Canadian dollars.

1.12 Third Party Beneficiaries

     Nothing in this Agreement or in any Closing Document is intended expressly or by implication to, or shall, confer upon any Person other than the Parties and their representatives, any rights or remedies of any kind.

1.13 Appeal of Order

     In the event that the Appointment Order and/or the Approval and Vesting Order has, prior to the date set forth in (ii) of the definition of Closing Date become subject to Appeal Proceedings, the Closing Date shall be automatically rescheduled to occur on the 14th day following the date of the service of notice of the Appeal Proceeding upon the Interim Receiver (the "Delayed Closing Date"). If such Appeal Proceedings have not been finally settled among the parties thereto by the Delayed Closing Date, then each of the Seller and the Buyer shall be relieved of their obligations under this Agreement and the Second Deposit and Third Deposit, including accrued interest, shall be returned to the Buyer.
ARTICLE 2 PURCHASE AND SALE

2.1  Purchase and Sale of Purchased Assets

     (a) The Seller shall sell to the Buyer and the Buyer shall purchase all of the right, title and interest, if any, of the Seller in and to the Purchased Assets pursuant to the Approval and Vesting Order and the Buyer shall pay the Purchase Price and assume the Assumed Liabilities on the Closing Date, subject to the terms and conditions contained in this Agreement.

     (b) The Buyer hereby acknowledges to and in favour of the Seller that the Buyer has conducted its own investigations and inspections of the Purchased Assets and that the Buyer is responsible to conduct its own inspections and investigations of all matters and things connected with or in any way related to the Purchased Assets, that the Buyer has satisfied itself with respect to the Purchased Assets and all matters and things connected with or in any way related to the Purchased Assets, that the Buyer has relied entirely upon its own investigation and inspections in entering into this Agreement, that the Buyer is purchasing the Purchased Assets on an "as is, where is" basis as at the Closing Date, that the Buyer will accept the Purchased Assets in their present state, condition and location and that the Buyer hereby acknowledges that the Seller has made no representations, warranties, conditions, statements, promises or collateral agreements, express or implied save and except as are contained herein, with respect to the Purchased Assets, including as to title, encumbrances, assignability, description, fitness for purpose, merchantability, quantity, condition or the quality of any matter or thing whatsoever, and with respect to shares of subsidiaries of any of the Dumex Entities, the number and the class thereof and any of the rights, privileges or restrictions and conditions which might attach thereto, the issuance value, subscription, priority, restriction, donation, reduction, conversion or quality thereof, any matters relating to corporate governance, any transfers, put or call options or other rights or restrictions which might exist by contract or law which might prevent, limit or restrict the Seller's ability to transfer the shares or the Seller's right to sell, assign, transfer or convey any of the Purchased Assets. Without limiting the generality of the foregoing, any and all conditions, warranties and representations expressed or implied pursuant to the Sale of Goods Act (Ontario) do not apply to the sale of the Purchased Assets and have been waived by the Buyer. Except as expressly set forth in this Agreement, no adjustments shall be allowed to the Buyer for any changes in condition, quality or quantity of the Purchased Assets to and including the Closing Date. The Buyer acknowledges that the Seller is not required to inspect or count, or provide any inspection or counting, of the Purchased Assets or any parts thereof and the Buyer shall be deemed, at its own expense, to have relied entirely upon its own inspection and investigation of the Purchased Assets. Nothing contained herein shall require the Seller following Closing to take possession of, protect, preserve or otherwise safeguard any Purchased Assets which are not assignable without the consent of any Person.

     (c) The Buyer acknowledges that it shall be the Buyer's responsibility to obtain at its own expense (other than payment of Transaction Costs discussed in Section 2.4) any consents, approvals or any further documentation or assurances which may be required to carry out the terms of this Agreement, including obtaining any rights in and to any assets subject to lease or any of the Purchased Assets which are not assignable without the consent or other action of a third party (or parties). The Seller agrees to cooperate to obtain any such consents, approvals, and it shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power, as the Buyer may reasonably request be done and or executed, in order to carry out the terms of this Agreement.

     (d) Subject to Sections 2.4 and 6.1 hereof, the Buyer shall assume at its own cost complete responsibility for compliance with all Applicable Laws in connection with the Transaction and to the extent such laws apply to the Purchased Assets, or the use thereof by the Buyer, after the Closing Date.

2.2  Purchase Price

     The Purchase Price for the Purchased Assets is as set forth in Section 2.4 and shall be allocated amongst the Purchased Assets for the purposes of Canadian taxes due in connection with the Transaction on a basis to be agreed by the Buyer and Seller acting reasonably prior to the Closing Date. The Purchased Assets will be purchased subject to the Permitted Encumbrances and the Priority Claims.

2.3  Deposits

     The Buyer has paid to Dumex a deposit in the amount of $25,000 (the "First Deposit") and a second deposit in the amount of $50,000 (the "Second Deposit") both of which are being held in trust by counsel to Dumex. The Buyer shall make a third deposit on July 8, 2002 in the amount of $125,000 (the "Third Deposit") to be held in trust by counsel to Dumex. (The First Deposit, Second Deposit and Third Deposit shall be referred to collectively as the "Deposits"). The Deposits plus accrued interest shall be paid over to the Seller and credited against payment of the cash component of the Purchase Price payable on Closing. The First Deposit plus accrued interest shall be non-refundable. The Second Deposit and the Third Deposit plus accrued interest shall be immediately returned to the Buyer upon the occurrence of any of the following events (a "Termination Event"): (i) the transactions contemplated by this Agreement, the Operations Agreement or the Offer of Finance do not close as a result of a breach thereof by a party thereto other than the Buyer or Derma; (ii) the Court fails to approve of a sale of the Purchased Assets to the Buyer in accordance with the terms and conditions of this Agreement; (iii) a suit or proceeding is initiated or threatened by creditors, shareholders, lienholders or any other stakeholders of any of the Dumex Entities or Governmental Authority with the purpose or effect of preventing in any manner the consummation of the sale of the Purchased Assets in the manner contemplated by this Agreement; or (iv) the Bank determines to proceed with the enforcement of its security prior to Closing. In the event that the Buyer determines not to proceed with the purchase of the Purchased Assets for reasons other than (a) the reasons set forth above or (b) a failure by parties other than the Buyer or Derma to satisfy the conditions to Closing outlined in this Agreement, the Operations Agreement or the Offer of Finance, the Second Deposit and the Third Deposit plus all accrued interest shall be forfeited.

2.4  Payment of Purchase Price

     The Buyer shall pay the following amounts (including the Deposits being held in trust and to be paid by counsel to the Dumex Entities over to the Seller) to the Seller or as the Seller may direct at the Closing Time (collectively, the "Purchase Price") as follows:

     (a) as to the sum of $200,000, the Buyer shall pay the costs of the Transaction (the "Transaction Costs") up to the amount of $200,000, which shall be paid by certified cheque or wire transfer to the Seller to satisfy the Transaction Costs as follows:

          (i) $90,000 for Fasken Martineau DuMoulin LLP for the legal fees and disbursements incurred by the Dumex Entities in connection with this Transaction;

          (ii) $85,000 for the costs and expenses of the Interim Receiver in its capacity as the Interim Receiver of the Dumex Entities (including the fees and disbursements of a Trustee in Bankruptcy, if appointed, and the fees and expenses of their respective legal counsel); and

          (iii) $25,000 to the Dumex Entities for the costs of obtaining an independent valuation of the Purchased Assets in support of the Approval and Vesting Order;

          provided, however that if the Transaction Costs exceed $200,000, they shall be borne by the Buyer to the extent of two-thirds and, as provided for in the Operations Agreement, to the extent of one-third by the Bank; provided further that the Seller provides written notice to both Buyer and the Bank prior to incurrence of any Transaction Costs in excess of $220,000.

     (b) as to the sum of $4,200,000, the Seller shall direct the Buyer to and the Buyer shall assume $4,200,000 of the indebtedness of the Dumex Entities to the Bank pursuant to the Offer of Finance;

     (c) as to the RoyNat Priority Loan, the amount necessary to satisfy RoyNat in respect of the RoyNat Priority Loan;

     (d) the Buyer shall assume the balance of the Assumed Liabilities as further provided on Schedule A; and

     (e) the Buyer shall pay or satisfy in full all Priority Claims (excluding the RoyNat Priority Loan and accrued vacation pay to employees of any of the Dumex Entities to be employed by the Buyer).

2.5  Taxes

     (a) All federal and provincial sales taxes or other Transfer Taxes (as hereinafter defined) payable in connection with the conveyance and transfer of the right, title and interest, if any, of the Seller and the Dumex Entities in and to the Purchased Assets to the Buyer shall be borne by the Buyer and the Buyer undertakes to pay such taxes forthwith upon notification of such by the Seller.

     (b) The Buyer will at the Closing Time pay directly to the appropriate taxing authority all applicable federal and provincial sales and transfer taxes exigible in connection with the Transaction (the "Transfer Taxes"). The Buyer will deliver to the Seller, at the Closing, evidence to confirm the Buyer's payment of all of the foregoing, in form and substance reasonably acceptable to the Seller and its counsel in all respects. Notwithstanding the foregoing, the Buyer may provide the Seller with suitable exemption or exemptions from any tax or registrations fees, including without limiting the generality of the foregoing, any purchase exemption certificates with respect to the Inventory held for resale or for incorporation of goods for the purpose of tax exigible under the Ontario Retail Sales Tax Act and all similar provincial legislation for any other province in which any of the Inventory may be situate on the Closing Date which exemption certificates, if in form and substance acceptable to the Seller and its counsel, acting reasonably, will be accepted by the Seller in lieu of the Buyer's obligations insofar as such tax is concerned. The Buyer's shall and hereby does indemnify and hold the Seller harmless in respect of any Transfer Taxes, penalties, interest which may be assessed against the Seller as a result of the sale of the Purchased Assets and the failure of the Buyer to pay all of the Transfer Taxes payable in connection with the Transactions, whether arising from re-assessment or otherwise. The foregoing indemnification obligation shall survive the Closing.

     (c) The Seller (on behalf of the Dumex Entities) and the Buyer shall jointly elect at Closing under subsection 167(1) of Part IX of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax, that no tax be payable with respect to the sale and purchase of the Purchased Assets pursuant to this Agreement. The Seller and the Buyer shall make such election in the prescribed form containing prescribed information pursuant to the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax, the Buyer and the Seller shall jointly complete the appropriate election forms in respect of such election and the Buyer shall file the joint election in compliance with the requirements of the Excise Tax Act (Canada) and any provincial legislation imposing a similar value added or multi-staged tax. The Buyer shall and hereby does indemnify and save harmless the Seller from and against any and all GST, value added tax, any other tax, penalties, interests, costs and any other amounts that may be assessed against the Seller as a result of or in connection with the Buyer's failure to qualify or comply with the provisions of this election. The foregoing indemnification obligation shall survive the Closing.

     (d) The Buyer declares that it is acquiring all or substantially all of the property that can be reasonably regarded as being necessary for it to carry on the Business and that the Business is a "commercial activity" for the purposes of the Excise Tax Act (Canada).

     (e) If reasonably requested by the Buyer, the Seller shall jointly execute with the Buyer an election under Section 22 of the Income Tax Act with respect to the sale of the Accounts Receivable and shall designate therein the portion of the Purchase Price allocated to the Accounts Receivable as the consideration paid by the Buyer for the Accounts Receivable. The Seller and the Buyer shall file such elections forthwith after the execution thereof (and, in any event, with their respective tax returns for the taxation year in which the Transaction contemplated by this Agreement occurs).

2.6  Assumption of Liabilities

     Except for the Assumed Liabilities or as otherwise expressly provided herein, the Buyer shall not assume and shall not be responsible for the liabilities, debts or obligations, if any, of the Seller or any of the Dumex Entities, whether present or future, absolute or contingent and whether or not relating to the Business, including those liabilities with respect to notice of termination, severance and other obligations to employees of the Business, for federal, provincial and local income taxes, employment taxes and property taxes, expenses or costs arising out of or relating to this Agreement, the negotiation hereof of or the consummation of the Transaction, arising out of or relating to any pension plan, profit sharing plan, deferred compensation plan, bonus plan, stock option or purchase plan, or any other employee benefit plan.

2.7  Offer of Employment

     Save and except as herein provided, the Buyer shall not be under any obligation to offer employment to any persons who are employees of any of the Dumex Entities. The Seller shall provide the Buyer with a list of all of the employees of the Dumex Entities setting out their names, seniority, job classifications, salaries and benefits, within one Business Day of the date of the execution and delivery hereof. The Buyer shall give the Dumex Entities a list of any employees of the of the Dumex Entities to whom the Buyer intends to make an offer of employment and the Buyer covenants and agrees to make offers of employment to such employees on or before the date of the Appointment Order and the Approval and Vesting Order. Such offers of employment shall be on terms and at rates similar to the current terms of employment. The Dumex Entities agree to terminate the temporary and permanent employment of all other employees who are not designated to be offered employment, at the Seller's sole expense, no later than the first Business Day following the date of the Appointment Order and the Approval and Vesting Order.

2.8  Place of Closing

     The Closing shall take place at the Closing Time at the offices of Fasken Martineau DuMoulin LLP, 66 Wellington Street West, Suite 4200, Toronto Dominion Bank Tower, Toronto, Ontario, or at such other place as may be agreed upon by the Seller and the Buyer.

2.9  Seller's Actions at Closing

     At Closing, the Seller shall:

     (a)  execute and deliver to the Buyer the Interim Receiver's Certificate;

     (b) deliver to the Buyer a certified copy of the Appointment Order and the Approval and Vesting Order;

     (c) deliver to the Buyer all instruments of conveyance, bills of sale, assignments and other documents reasonably necessary to effectively convey, assign and transfer right, title and interest in the Purchased Assets to the Buyer, all in form and substance satisfactory to counsel to the Buyer and counsel to the Seller acting reasonably;

     (d) subject to Section 2.1 of this Agreement, deliver possession of the Purchased Assets to the Buyer;

     (e) execute and deliver to the Buyer a certificate signed by the Dumex Entities and a certificate signed by the Interim Receiver certifying that their respective representations and warranties herein given or given in the Adoption Agreement, as the case may be, are true and correct at the Closing Time;

     (f) execute and deliver to the Buyer a certificate signed by the Dumex Entities and a certificate signed by the Interim Receiver certifying that their respective closing conditions in favour of the Buyer have been satisfied or waived; and

     (g) execute and deliver, or cause to be executed and delivered, to the Buyer, all other documents contemplated by this Agreement to effectively consummate the Transaction.

2.10 Buyer's Actions at Closing

     At Closing the Buyer shall:

     (a) pay to the Seller the balance of the Purchase Price and the taxes, if any, required to be paid pursuant to Section 2.5 and to provide evidence to the Seller of the payments of such taxes;

     (b)  deliver the documentation and certificates contemplated in Section
          2.5;

     (c)  assume the Assumed Liabilities;

     (d) execute and deliver to the Seller a certificate certifying that the representations and warranties of the Buyer herein given are true and correct at the Closing Time;

     (e) execute and deliver to the Seller a certificate certifying that all closing conditions in favour of the Buyer have been satisfied or waived; and

     (f) execute and deliver, or cause to be executed and delivered, to the Seller, all other documents contemplated by this Agreement to effectively consummate the Transaction.

2.11 Adoption by the Interim Receiver

     Each of the Parties hereto acknowledges that following the execution and delivery of this Agreement, that the Bank shall make application to the Court for the appointment of A. Farber & Partners Inc., or such Person as is otherwise agreed upon by the Parties, as the Interim Receiver and each of the Parties hereto shall, if required, consent to such appointment. The Parties further acknowledge and agree that following such appointment, the Interim Receiver shall have the power to sell and convey the Purchased Assets and, subject to Court approval, will, by separate agreement, adopt and complete the transactions provided for in this Agreement (the "Adoption Agreement"), which Adoption Agreement shall be approved by the Court.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Dumex Entities

     Each of the Dumex Entities represents and warrants to the Buyer as follows and acknowledges that the Buyer is relying upon such representations and warranties in entering into this Agreement:

3.1.1 Corporate Matters

     (a) Each of the Dumex Entities is a corporation duly incorporated and validly subsisting under the laws of the jurisdiction of its incorporation, has the corporate power and authority to enter into this Agreement and all other documents contemplated herein to which it is or will be a party, to perform its obligations hereunder and to carry out the Transaction. None of the Dumex Entities has received notice of any orders by a court of competent jurisdiction enjoining the Seller from completing the transactions herein contemplated, nor have any of the Dumex Entities received notice of any threat to appeal the Appointment Order or the Approval and Vesting Order when issued.

     (b) Each of the Dumex Entities has all necessary power and authority to observe and perform its covenants and obligations under the Agreement and the Closing Documents to which it is a party.

     (c) This Agreement has been, and each Closing Document to which any Dumex Entity is a party will on Closing be, executed and delivered by such Dumex Entity.

     (d) The Dumex Entities are not and will not be at the Closing Time non-residents of Canada within the meaning of the Income Tax Act (Canada) and their registration numbers pursuant to the Excise Tax Act (Canada) are: (i) Dumex Medical Inc. - N/A; (ii) Dumex Medical Surgical Products Limited - 101511285RT; (iii) Dumex Quebec Inc. - 101511293RT; and (iv) 1013172 Ontario Limited - 894771161RT.

     (e) The Dumex Entities have no knowledge, actual or constructive, with respect to the existence of any Priority Claims other than accrued vacation pay of approximately $121,000, source withholding which is current to the date hereof and provincial sales tax.

3.1.2 Absence of Conflicting Agreements

     None of the execution and delivery of, or the observance and performance by any of Dumex Entities of any covenant or obligation under, this Agreement or any Closing Document to which it is a party, or the Closing contravenes or results in or will contravene or result in a violation of or a default under or in the acceleration of any obligation under the provisions of any other agreement to which any of the Dumex Entities is a party or by which any of the Dumex Entities is bound or affected.

3.1.3 No Encumbrances

     From June 20, 2002, the Seller, and from the date of granting of the Appointment Order, the Interim Receiver, has done no act to encumber the Purchased Assets nor has it granted to any person other than the Buyer any option, warrant, privilege or right, or any right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for the purchase from the Seller of any of the Purchased Assets.

3.2  Representations and Warranties of the Buyer

     The Buyer represents and warrants to the Seller as follows and acknowledges that the Seller is relying upon such representations and warranties in entering into this Agreement:

3.2.1 Corporate Matters

     (a) The Buyer is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by the Buyer or, to the best of the Buyer's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Buyer.

     (b) The Buyer has all necessary power and authority to execute and deliver, and to observe and perform its covenants and obligations under, the Agreement and the Closing Documents to which it is a party. The Buyer has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, the Agreement and the Closing Documents to which it is a party.

     (c) This Agreement has been, and each Closing Document to which the Buyer is a party will on Closing be, duly executed and delivered by the Buyer, and this Agreement constitutes, and each Closing Document to which the Buyer is a party will on Closing constitute, a valid and binding obligation of the Buyer.

     (d) The Buyer shall obtain a registration number pursuant to the Excise Tax Act (Canada) on or before the Closing Date.

3.3  Interpretation

     Each representation and warranty made by a Party in this Agreement shall be treated as a separate representation and warranty in respect of each statement made and the interpretation of any statement made shall not be restricted by reference to or inference from any other statement made in a representation and warranty of such Party.

3.4  Commission

     Each Party represents and warrants to each other Party that such other Party will not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

3.5  Survival of Representations and Warranties

     Except as expressly set forth herein, all representations, warranties, statements, covenants and agreements made by the Parties in this Agreement or any Closing Document shall terminate on the Closing.


                                    ARTICLE 4
                              CONDITIONS PRECEDENT

4.1  Conditions of Closing

     The Buyer and the Seller shall be obliged to complete the Closing only if each of the conditions precedent set out in this Section 4.1 have been satisfied in full at or before the Closing Time:

     (a)  Litigation

     No Order that prohibits or restricts the Closing or proceeding with respect thereto shall have been commenced or threatened by any Governmental Authority or other Person. Neither of the Parties, nor any of their respective directors, officers, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Authority which, in the opinion of the Buyer or the Seller, acting reasonably, could prevent or restrict that Party from performing any of its obligations in this Agreement or any Closing Document.

     (b)  Receipt of Closing Documentation

     All documentation relating to the sale and purchase of the Purchased Assets, including an assumption agreement pursuant to which the Assumed Liabilities are assumed by the Buyer and such other Closing Documents relating to the due authorization and completion of the sale and purchase, and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Buyer and the Seller of their respective obligations under this Agreement, shall be satisfactory to the Buyer and the Seller, and their respective counsel, as applicable. Each of the Buyer and the Seller shall have received copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to each of the Buyer, the Seller and their respective counsel.

     (c)  Orders

     The Appointment Order and the Approval and Vesting Order shall have been obtained by July 15, 2002. The right to appeal or seek leave to appeal from the Approval and Vesting Order shall have expired with all Appeal Proceedings, if any, having been dismissed, quashed or permanently stayed without further right of appeal or to seek leave of appeal.

     (d)  Consents, Authorizations and Registrations

     All consents, approvals, Orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any of them), required for the Closing (other than routine post-closing notifications or filings), shall have been obtained or made on or before the Closing Time.

     (e)  Appointment Order

     A. Farber & Partners Inc., or such Person as is otherwise agreed upon by the Parties, shall have been appointed as Interim Receiver pursuant to the Appointment Order. The right to appeal or seek leave to appeal from the Appointment Order shall have expired with all Appeal Proceedings, if any, having been dismissed, quashed or permanently stayed without further right of appeal or to seek leave of appeal.

     (f)  Offer of Finance

     The Bank, Derma, the Buyer, and the Guarantor shall have executed and delivered the Offer of Finance by 5:00 p.m. (Toronto time) on July 8, 2002 (unless otherwise agreed to be extended).

     (g)  Operations Agreement

     The Bank, the Dumex Entities, the Guarantor and Derma shall have entered into the Operations Agreement by 5:00 p.m. (Toronto time) on July 8, 2002 (unless otherwise agreed to be extended) and there shall have been no material breach thereof by any party thereto.

4.2  Conditions of Closing for Buyer

     The obligations of the Buyer to complete the purchase of the Purchased Assets pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions precedent as or prior to the Closing Time, each of which is for the exclusive benefit of the Buyer and each of which may be waived by it, in whole or in part, by writing. If any condition is not satisfied or waived by the Buyer as at the Closing Time, the Buyer may, in its sole discretion, terminate this Agreement.

     (a) at the Closing Time, all of the representations and warranties of the Seller made in or pursuant to this Agreement shall be true and correct as if made at and as of the Closing Time (regardless of the date as of which the information in this Agreement or in any schedule or other document made pursuant hereto is given), except to the extent that such representations and warranties may be affected by events or transactions expressly permitted by this Agreement or except as such representations or warranties may be affected by the appeal of any court order referred to herein. At the Closing Time, the Seller shall have observed or performed in all respects all of the obligations, covenants and agreements which it must perform at or before the Closing Time;

     (b) there shall have been no material adverse change in the Business, assets or financial condition of the Dumex Entities to Closing, including damage, destruction or loss;

     (c) Buyer's due diligence must be completed by Buyer to its satisfaction, in its reasonable discretion, by expiry of the Due Diligence Period;

     (d) arrangements for the continued employment by Buyer of those certain personnel of the Dumex Entities, satisfactory to Buyer in its sole discretion, shall have been obtained pursuant to Section 2.7 hereof on or before the date of the Appointment Order and the Approval and Vesting Order;

     (e) Buyer shall have assumed and/or entered into new Leases on terms and conditions satisfactory to Buyer in its sole discretion with respect to the Leased Premises as determined by Buyer;

     (f) Derma shall be satisfied, in its sole discretion, prior to the expiry of the Due Diligence Period, that it will receive from the Dumex Entities and/or their auditors audited financial statements of the Dumex Entities sufficient to satisfy Rule 305 of Regulation S-X adopted pursuant to the Securities Exchange Act of 1934;

     (g) prior to expiry of the Due Diligence Period, Johnson & Johnson, a Division of Ethicon, shall have consented to the assignment to, and assumption by, Buyer of that certain Supply Agreement between Dumex and Johnson & Johnson dated as of September 27, 2001, and such agreement and consent to assignment and assumption shall be in full force and effect on the Closing Date notwithstanding the purchase of the Purchased Assets by Buyer;

     (h) Buyer shall have received an opinion of reputable counsel based in Toronto, Canada opining as to the Transaction and the conveyance of title to the Purchased Assets to Buyer pursuant to the Approval and Vesting Order, free and clear of any Encumbrances, save and except for the Permitted Encumbrances and Priority Claims, in addition to covering other customary issues related to the Transaction;

     (i) the Schedules to this Agreement shall have been delivered by the Dumex Entities to the Buyer on or before 5 p.m. (Toronto time) on June 28, 2002 save and except Schedule D and all of the Schedules shall be updated to the Closing Date and delivered by the Seller to the Buyer prior to the Closing Date, in each case in form and substance satisfactory to Buyer in its sole discretion; and

     (j) the Dumex Entities shall have executed and delivered to the Interim Receiver assignments in bankruptcy to be held in escrow pending the filing thereof by the Interim Receiver at the reasonable election of the Buyer on the Business Day immediately preceding the Closing Date.

4.3  Conditions of Closing for the Seller

     The obligations of the Seller to complete the sale of the Purchased Assets pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions precedent as or prior to the Closing Time, each of which is for the exclusive benefit of the Seller and each of which may be waived by it, in whole or in part, by writing. If any condition is not satisfied or waived by the Seller as at the Closing Time, the Seller may, in its sole discretion, terminate this Agreement.

     (a) at the Closing Time, all of the representations and warranties of the Buyer made in or pursuant to this Agreement shall be true and correct as if made at and as of the Closing Time (regardless of the date as of which the information in this Agreement or in any schedule or other document made pursuant hereto is given), except to the extent that such representations and warranties may be affected by events or transactions expressly permitted by this Agreement or except as such representations or warranties may be affected by the appeal of any court order referred to herein. At the Closing Time, the Buyer shall have observed or performed in all respects all of the obligations, covenants and agreements which it must perform at or before the Closing Time;

     (b) the Purchased Assets shall not have been removed from the control of the Seller by any means or process; and

     (c) the Dumex Entities shall have executed and delivered to the Interim Receiver assignments in bankruptcy to be held in escrow pending the filing thereof by the Interim Receiver at the reasonable election of the Bank on the Business Day immediately preceding the Closing Date.

4.4  Waiver

     Any Party may waive, by notice to the other Parties, any condition set forth in this Article 4 which is for its benefit. No waiver by a Party of any condition, in whole or in part, shall operate as a waiver of any other condition.

                                    ARTICLE 5
                                     GENERAL

5.1  Break-Up Fee

     Provided that this Agreement has been negotiated, executed and delivered and all the conditions in favour of the Buyer have been waived or satisfied, the Dumex Entities shall pay Derma a fee in the amount of $100,000, in the event that any of the Dumex Entities fails or neglects to satisfy any of the terms and conditions of the Agreement or otherwise fails to complete the transactions herein provided, to partially offset Buyer's costs and expenses associated with the transactions contemplated by this Agreement if, within 365 days of the date hereof, all or substantially all of the Purchased Assets are sold to any third party other than the Buyer. The Dumex Entities acknowledge that this fee is not a penalty but compensation for and a reasonable estimate of the costs and expenses incurred by the Buyer.

5.2  No-Shop

     In consideration for the First Deposit as well as the cost, expense and management time being utilized by the Buyer to pursue the Transaction, the Seller agrees that until the earlier of (i) the failure by the Buyer, to waive and/or confirm the fulfillment of the conditions precedent to Closing in its favour as set out in Article 4 by expiry of the Due Diligence Period or such later date as may be contemplated by such condition precedent or (ii) the Closing, Seller shall not offer for sale, sell or transfer the Purchased Assets to any party other than the Buyer or otherwise assign or encumber any of its rights in the Purchased Assets unless this Agreement is terminated by the Parties as provided for herein.

5.3  Change of Name

     On or before the Closing Date, each of the Dumex Entities shall discontinue all further use of the name "Dumex" and "Dumex Medical", and all variations of any of them, each of the Dumex Entities shall change its name to a numbered company or otherwise so as to comply with this covenant.

5.4  Post-Closing

     Immediately subsequent to Closing, the Seller shall file with the Court such certificates as may be necessary to render the Approval and Vesting Order effective in accordance with its terms, and deliver to the Buyer evidence of such filing in a form satisfactory to the Buyer, acting reasonably.


                                    ARTICLE 6
                                     GENERAL

6.1  Expenses

     Except as otherwise set forth herein with respect to the Transaction Costs, each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

6.2  Time

     Time is of the essence of each provision of this Agreement.

6.3  Notices

     (a) Method of Delivery. Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

          (i) delivered in person during normal business hours on a Business Day to the relevant party at the applicable address set forth below;

          (ii) sent by prepaid first class mail; or

          (iii) sent by any electronic means of sending messages, including facsimile transmission, which produces a paper record ("Transmission") during normal business hours on a Business Day with charges prepaid and confirmed by prepaid first class mail;

          in the case of a notice to the any of Dumex Entities, addressed to it at:

                  Dumex Medical Inc.
                  104 Shorting Road
                  Toronto, Ontario
                  M1S3S4 Canada
                  Attention:        William Goodwin
                  Fax No.: 416-299-4912

          and in the case of a notice to the Buyer, addressed to it at:

                  4087755 Canada Inc.
                  c/o Derma Sciences, Inc.
                  214 Carnegie Center, Suite 100
                  Princeton, NJ  08540
                  Attention:        Edward J. Quilty
                  Fax No.: (609) 514-8552

     (b) Deemed Delivery. Each notice sent in accordance with this Section shall be deemed to have been received:

          (i) in the case of personal delivery, if delivered before 5:00 p.m., on the day it was delivered; otherwise, on the first Business Day thereafter;

          (ii) in the case of mailing, on the third Business Day after it was mailed (excluding the day of mailing and each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

          (iii) in the case of facsimile transmission, on the same day that it was sent if the machine from which it was sent receives the answer back code of the party to whom it was sent before 5:00 p.m. (recipient's time) on such day; otherwise on the first Business Day thereafter.

          Any Party may change its address for notice by giving notice to the other.

6.4  Public Announcements

     No Party shall make any public statement or issue any press release concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of Applicable Laws or in connection with the obtaining of Orders necessary for the performance of this Agreement. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Parties prior to making such statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

6.5  Assignment

     (a) No Party may assign any rights or benefits under this Agreement to any Person;

     (b) each Party agrees to perform its obligations under this Agreement itself, and not to arrange in any way for any other Person to perform those obligations; and

     (c) no assignment of benefits or arrangement for substituted performance by one Party shall be of any effect against the other Party except to the extent that other Party has consented to it in writing.

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns.

6.6  Further Assurances

     Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement and each Closing Document.

6.7  Remedies Cumulative

     The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

6.8  Counterparts

     This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

6.9  Facsimile Execution

     To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to all other Parties by facsimile transmission. That Party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such Party shall forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.


                                    ARTICLE 7
                            TERMINATION AND EXPENSES

7.1  Termination of Agreement by the Buyer

     In addition to the other rights of termination set out herein, the Buyer shall be entitled to terminate this Agreement if on the Closing Date, one or more of the conditions to Closing contained in Sections 4.1 and 4.2 has not been satisfied or waived in the manner provided for in Section 4.2.

7.2  Termination of Agreement by the Seller

     In addition to the other rights of termination set out herein, the Seller shall be entitled to terminate this Agreement if on the Closing Date, one or more of the conditions to Closing contained in Section 4.1 and 4.3 has not been satisfied or waived in the manner provided for in Section 4.3.

7.3  Effect of Termination

     In the event of a termination of this Agreement as provided in this Article 7, this Agreement shall forthwith become of no further force or effect and neither Party shall have any other obligation to the other except as otherwise provided in this Section 7.3.

     (a) If this Agreement is terminated or the Closing otherwise fails to occur or because of the occurrence of a Termination Event or for any reason other than a breach by the Buyer of its obligations under this Agreement, then the Buyer shall be entitled its sole and exclusive remedy to the return of the Second Deposit and the Third Deposit within three Business Days, together with all accrued interest thereon; provided, that if the Closing fails to occur because of a Termination Event, the Buyer shall be limited to the return of the Second Deposit and the Third Deposit as its sole and exclusive remedy.

     (b) If this Agreement is terminated or the Closing otherwise fails to occur as a result of the failure of the Buyer to satisfy its obligations under this Agreement, then the Dumex Entities as their sole and exclusive remedy shall be entitled to retain the Deposit, together with all accrued interest thereon; provided that if the Closing fails to occur because of a breach or default hereunder by the Buyer, the Dumex Entities shall be limited to the Deposit as their sole and exclusive remedy.

     TO WITNESS their agreement, the Parties have duly executed this Agreement.


                        4087755 CANADA INC.




                        By:
                               --------------------------------------------
                               Name:  Edward J. Quilty
                               Title:  Chairman and Chief Executive Officer

                        DUMEX MEDICAL INC.



                        By:
                               --------------------------------------------
         Name:
        Title:

                        DUMEX MEDICAL SURGICAL PRODUCTS LIMITED



                        By:
                               --------------------------------------------
         Name:
        Title:

                        1013172 ONTARIO LIMITED



                        By:
                               --------------------------------------------
         Name:
        Title:

                        DUMEX QUEBEC INC.



                        By:
                               --------------------------------------------
         Name:
        Title:

                                   SCHEDULE B
                             RECEIVER'S CERTIFICATE


                                                    Commercial Court File No.:


                        ONTARIO SUPERIOR COURT OF JUSTICE
                                 COMMERCIAL LIST

           IN THE MATTER OF the Interim Receivership of the Assets of
  Dumex Medical Inc., Dumex Medical Surgical Products Limited, 1013172 Ontario
                         Limited and Dumex Quebec Inc.

                    AND IN THE MATTER OF Section 47(1) of the
          Bankruptcy And Insolvency Act, R.S.C. 1985 c.B-3, as amended

                         INTERIM receiver's certificate


     WHEREAS, pursuant to the Order of the Superior Court of Justice - Commercial List dated ?, 2002, *** was appointed Interim Receiver of all of the property, assets and undertaking of Dumex Medical Inc., Dumex Medical Surgical Products Limited, 1013172 Ontario Limited and Dumex Quebec Inc. (collectively, the "Company");


     AND WHEREAS in its capacity as Court-Appointed Interim Receiver of the Company, *** was authorized to nunc pro tunc enter into an Asset Purchase Agreement dated ___________, 2002 (the "Agreement") with 4087755 Canada Inc. (the "Purchaser");

THE UNDERSIGNED HEREBY CERTIFIES as follows:


1. The Purchaser has paid, and the undersigned has received, the full purchase price payable pursuant to the Agreement; and


2. The Purchaser has completed, complied with and satisfied all of the terms and conditions to be completed, complied with and satisfied by it under the Agreement for the purposes of Closing (as defined in the Agreement).


                  MADE at Toronto this day of ?, 2002.

                    *** solely in its Capacity as Receiver of the property, assets and undertaking of Dumex Medical Inc., Dumex Medical Surgical Products Limited, 1013172 Onatrio Limited and Dumex Quebec Inc.



                    Per:__________________________